UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) on April 25, 2018. Record holders of NCR common stock, par value $0.01 per share, and/or Series A Convertible Preferred Stock, liquidation preference $1,000 per share, at the close of business on February 26, 2018, the record date for the 2018 Annual Meeting, were entitled to vote at the 2018 Annual Meeting.

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, voted on the election of six directors and on two proposals at the 2018 Annual Meeting. The holders of the Series A Convertible Preferred Stock, voting as a separate class, voted on the election of one director.

On the record date for the 2018 Annual Meeting, there were 118,571,130 shares of common stock issued and outstanding, and 821,805 shares of Series A Convertible Preferred Stock issued and outstanding, which shares of preferred stock were convertible into 27,390,760 shares of common stock. Of the votes entitled to be cast at the 2018 Annual Meeting, 103,075,623 shares of common stock and 542,685 shares of Series A Convertible Preferred Stock (entitled to cast the equivalent of 20,991,924 votes), or approximately 84.99% of the votes entitled to be cast at the 2018 Annual Meeting, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of NCR’s stockholders at the 2018 Annual Meeting are as follows:

1.	Election of Directors. Six directors were re-elected by the holders of NCR common stock and Series A Convertible Preferred Stock, voting together as a single class, to serve a term expiring at NCR’s 2019 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	% Votes For	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Clemmer	99.24%	108,228,538	821,412	15,017,597
Robert P. DeRodes	99.23%	108,220,042	829,908	15,017,597
Deborah A. Farrington	99.37%	108,372,186	677,764	15,017,597
Kurt P. Kuehn	99.35%	108,342,665	707,285	15,017,597
William R. Nuti	93.90%	102,399,750	6,650,200	15,017,597
Matthew A. Thompson	99.43%	108,434,121	615,829	15,017,597

2.	Advisory Vote to Approve Executive Compensation as Disclosed in the Proxy Statement. The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, approved, on an advisory basis, the executive compensation disclosed in the Company’s Proxy Statement by the votes set forth in the table below:

Votes For	% Votes For	Votes Against	Votes Abstained	Broker Non-Votes
105,125,699	96.40%	3,711,635	212,616	15,017,597

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for 2018 was ratified by the holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, by the votes set forth in the table below:

Votes For	% Votes For	Votes Against	Votes Abstained	Broker Non-Votes
122,748,601	98.93%	1,202,839	116,107	0

As noted above, the holders of Series A Convertible Preferred Stock, voting as a separate class, voted on the election of one director at the 2018 Annual Meeting. The director was re-elected to serve a term expiring at NCR’s 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualifies, by the votes set forth in the table below:

Nominee	% Votes For	Votes For	Votes Withheld	Broker Non-Votes
Gregory R. Blank	100%	542,685	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: May 1, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary